SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  November 14, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                                    --------
                 (State of other jurisdiction of incorporation)


        0-18728                                          043047911
        -------                                          ---------
(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts        02173
----------------------------------------------------------------        -----
       (Address of principal executive offices)                       (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444





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Item 5.       Other Events


         On November 14, 1997, Interneuron Pharmaceuticals, Inc. (the "Company") filed a registration statement on Form S-8 covering the issuance of up to an aggregate of 1,750,000 shares (the "Shares") of the Company's Common Stock which are issuable pursuant to the Company's 1997 Equity Incentive Plan ("Plan"), including a Reoffer Prospectus relating to the resale of up to 675,000 of such Shares by executive officers of the Company. The Plan provides for the grant of Restricted Stock Awards which entitle the plan participants to receive Shares upon satisfaction of specified vesting periods, in consideration of services rendered to the Company or such other consideration as the Board of Directors or the Compensation Committee of the Board may determine. The Shares may be sold by the plan participants immediately upon vesting of the Shares, which commences in December 1997 and extends through May 2000 with respect to Shares subject to outstanding Restricted Stock Awards.

         The Plan was authorized for adoption by the Board of Directors in October 1997 and, pursuant to Board authorization, approved by the Compensation Committee in November 1997 as part of an integral component of a management and employee retention program, which also included additional option grants to all employees, designed to motivate, retain and provide incentive to the Company's management and other employees, particularly in response to the perceived risk of attrition of key personnel and employee morale issues resulting after the withdrawal of Redux and related negative media coverage and legal proceedings.

         Restricted Stock Awards to acquire an aggregate of 1,328,704 Shares have been granted to all employees of the Company in consideration of services rendered by the employees to the Company. Of these Shares, 675,000 are subject to awards granted to four executive officers of the Company, 653,704 are subject to awards granted to other employees, and 421,296 are reserved for future grants of Restricted Stock Awards to individuals who are not currently executive officers of the Company. The number of Shares subject to each employee's award were based primarily on the employee's base compensation.

         The Company will incur compensation expense over the vesting period of the 1,328,704 Shares subject to outstanding Restricted Stock Awards. These charges are expected to aggregate approximately $15.5 million, of which approximately $11 million is expected to be incurred in the fiscal year ending September 30, 1998 and the remainder through the quarter ending June 30, 2000. The Shares subject to the awards granted to the executive officers vest in installments aggregating 225,000 per year commencing in January 1998.




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Statements in this Form 8-K that are not  descriptions  of historical  facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company's filings under the Securities Act of 1933 and under the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including, in particular risks relating to Redux,
including   litigation  risks,   uncertainties   relating  to  clinical  trials,
regulatory, safety, competition, patent, product liability, manufacturing and supply risks; significant losses and charges to operations, revenue fluctuations and risks related to contractual obligations, and other risks.



Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

        (c)   Exhibits

                4.8 1997 Equity Incentive Plan and Form of Restricted Stock Award Agreement thereunder (filed with and incorporated by reference from the Company's Form S-8 dated November 14, 1997 (File No. 333-40315)).



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERNEURON PHARMACEUTICALS INC.



                                      By: /s/ Glenn L. Cooper, M.D.
                                         -------------------------------
                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

Dated: November 14, 1997




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